                                                                    EXHIBIT 99.1


BONE CARE INTERNATIONAL REPORTS RECORD FOURTH QUARTER PRODUCT SALES OF $7.3 MILLION

FISCAL 2004 PRODUCT SALES GUIDANCE OF $35-40 MILLION

COMPANY TARGETS FOURTH QUARTER FISCAL 2004 TRANSITION TO PROFITABILITY

ONCOLOGY IND FILING PLANNED FOR LEAD PIPELINE PRODUCT IN SEPTEMBER

         Middleton, Wis., July 28, 2003 -- Bone Care International, Inc. (Nasdaq: BCII) a specialty pharmaceutical company engaged in the discovery, development and commercialization of improved vitamin-D hormone therapies, announced today that revenues for the three months ended June 30, 2003 increased 54 percent to $7.3 million, compared to $4.7 million for the same quarter in 2002. Revenues for the fiscal year ended June 30, 2003 increased 30 percent to $19.5 million, compared to $15.0 million in the fiscal year ended June 30, 2002.

         Bone Care reported a net loss of $1.3 million, or $0.09 per share, for the three months ended June 30, 2003, compared to a net loss of $1.7 million, or $0.12 per share, for the same quarter in 2002. The net loss for the fiscal year ended June 30, 2003 was $11.7 million, or $0.82 per share, compared to a net loss of $6.9 million, or $0.49 per share, for the fiscal year ended June 30, 2002.

         The Company reiterated prior guidance that it currently expects to increase revenues from product sales to grow to approximately $35 to $40 million in the fiscal year ended June 30, 2004. Bone Care currently targets a transition to profitability by the fourth quarter of fiscal 2004.

          "We are particularly encouraged by the revenue growth in the June quarter as it reflects our first full quarter of sales for Hectorol(R) (doxercalciferol) Injection since the re-launch," said Paul L. Berns, President and Chief Executive Officer of Bone Care. "The vast majority of our established customers demonstrated their support for Hectorol Injection by placing orders in the June quarter. Fourth quarter sales were primarily driven by current patient and customer demand, with many wholesalers reporting a lower than normal supply of inventory at the end of June. Going forward, we anticipate meeting existing and new patient customer demand while building the wholesaler inventory levels."

         Bone Care is also working with the FDA in regards to its supplemental New Drug Application (sNDA) for Hectorol Capsules. The sNDA proposes a new indication, the treatment of secondary hyperparathyroidism in chronic kidney disease (CKD) patients prior to dialysis.

 "The new indication for the treatment of pre-dialysis CKD presents a significant opportunity to provide care for the estimated 7.6 million Stage 3 and 400,000 Stage 4 patient populations," Mr. Berns continued. "We currently anticipate that FDA approval could occur by the end of calendar 2003 and commercial launch shortly thereafter. In expectation of approval, we are actively exploring potential partnerships for the co-promotion of this product."

         Bone Care also announced that it plans to submit an Investigational New Drug application (IND) for its lead pipeline product, LR-103. The IND is scheduled to be submitted in the third quarter of this calendar year. The initial Phase I study in approximately 30 oncology patients will be conducted through the University of Wisconsin in Madison, beginning in the fourth quarter of 2003. This dose-ranging study is designed to assess the tolerability and pharmacokinetic profile of oral LR-103 following single- and multiple-dose administration.

         Management will host a conference call on July 29, 2003, at 9:00 a.m. CDT. The toll-free number within North America is (888) 694-4728; the dial-in number for international participants is (973) 582- 2720. The call is available for playback until midnight on August 1, 2003 at (877) 519-4471 within North America and at (973) 341-3080 for international callers. The playback pass code is 4030231. The call can also be accessed via webcast and will be archived for playback at www.bonecare.com/conferencecall.

                  Bone Care (www.bonecare.com) is a specialty pharmaceutical company engaged in discovering, developing and commercializing improved vitamin D-hormone therapies to treat secondary hyperparathyroidism in patients with kidney or renal disease and other diseases including osteoporosis, psoriasis and cancers of the prostate, breast and colon. Hectorol Injection and Hectorol Capsules are approved for the treatment of secondary hyperparathyroidism in patients with end stage renal disease (Stage 5 chronic kidney disease).

                               CONTACT: Robert Beckman
                               Vice President -- Finance and Investor Relations Bone Care International, Inc.
                               TEL: 608-622-7815
                               Email: bbeckman@bonecare.com


This press release contains forward-looking statements. Statements relating to future net sales, costs of sales, other expenses, profitability, financial resources, or products and production schedules, or statements that predict or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management's beliefs as well as assumptions made by and information currently available to management. Accordingly, the Company's actual results may differ materially from those expressed or implied in such forward-looking statements due to known and unknown risks and uncertainties that exist in the Company's operations and business environment, including, among other factors, the ability of the Company and its supplier of Hectorol Injection to meet the Company's anticipated production schedule, technical risks associated with the development of new products, regulatory policies in the United States and other countries, risks associated with our ability to avoid or minimize delays in/or interruption of the manufacture and supply of our products, including the approvals of regulatory authorities in connection therewith, reimbursement policies of public and private health care payors, introduction and acceptance of new drug therapies, competition from existing products and from new products or technologies, the failure by the Company to produce anticipated cost savings or improve productivity, the timing and magnitude of capital expenditures and acquisitions, currency exchange risks, economic and market conditions in the United States, Europe and the rest of the world, and other risks associated with the Company's operations. The Company disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                          BONE CARE INTERNATIONAL, INC.
                            Statements of Operations



                                                     THREE MONTHS ENDED,                   TWELVE MONTHS ENDED,
                                                -------------------------------       -------------------------------
                                                  JUNE 30,           JUNE 30,           JUNE 30,           JUNE 30,
                                                    2003               2002               2003               2002
                                                ------------       ------------       ------------       ------------
Revenues                                        $  7,279,839       $  4,731,920       $ 19,518,274       $ 14,990,749
Operating expenses:
     Cost of sales                                 2,486,557          1,280,013          6,983,175          3,556,687
     Research and development                      1,465,412          1,459,699          6,018,693          5,739,152
     Sales and marketing                           3,409,861          3,028,860         13,433,861         10,275,913
     Administrative                                1,306,704            958,860          5,334,913          3,580,063
                                                ------------       ------------       ------------       ------------
                                                   8,668,534          6,727,432         31,770,642         23,151,815
                                                ------------       ------------       ------------       ------------

         Loss from operations                     (1,388,695)        (1,995,512)       (12,252,368)        (8,161,066)
Interest income                                       94,314            262,347            574,395          1,257,171
                                                ------------       ------------       ------------       ------------
         Loss before income tax                   (1,294,381)        (1,733,165)       (11,677,973)        (6,903,895)
Income tax expense                                         -                  -                  -                  -
                                                ------------       ------------       ------------       ------------
         Net loss                               $ (1,294,381)      $ (1,733,165)      $(11,677,973)      $ (6,903,895)
                                                ============       ============       ============       ============

Weighted average common shares outstanding
                                                  14,215,846         14,154,312         14,174,594         14,084,313

Net loss per common share                       $      (0.09)      $      (0.12)      $      (0.82)      $      (0.49)
                                                ============       ============       ============       ============

                          BONE CARE INTERNATIONAL, INC.
                            Condensed Balance Sheets


                                                                           JUNE 30, 2003    JUNE 30, 2002
                                                                           -------------    -------------
ASSETS
Current Assets:
     Cash and cash equivalents                                              $ 3,065,218      $ 2,023,969
     Marketable securities                                                   13,624,826       18,436,896
     Accounts receivable, net of allowance for doubtful accounts of
         $111,200 and $152,960 at June 30, 2003 and June 30, 2002,            2,814,753        4,285,569
         respectively
     Inventories                                                              2,080,604        2,099,469
     Other current assets                                                       778,725          775,596
                                                                            -----------      -----------
                  Total current assets                                       22,364,126       27,621,499

Long-term securities                                                            913,401        3,719,796
Property, plant, and equipment -- at cost:
     Leasehold improvements                                                     588,632          588,632
     Furniture and fixtures                                                     545,547          452,345
     Machinery and other equipment                                            3,100,108        2,317,405
                                                                            -----------      -----------
                                                                              4,234,287        3,358,382
     Less accumulated depreciation and amortization                           2,345,287        1,573,497
                                                                            -----------      -----------
                                                                              1,889,000        1,784,885

Patent fees, net of accumulated amortization of $1,131,952 at June 30,
     2003 and $988,026 at June 30, 2002                                       1,322,670        1,198,249

Goodwill, net of accumulated amortization of $1,000,752 as of June 30,
     2003 and June 30, 2002                                                     359,165          359,165
                                                                            -----------      -----------
                                                                            $26,848,362      $34,683,594
                                                                            ===========      ===========

                          BONE CARE INTERNATIONAL, INC.
                            Condensed Balance Sheets
                      Liabilities and Shareholders' Equity



                                                                              JUNE 30, 2003       JUNE 30, 2002
                                                                              -------------       -------------
Current Liabilities:
     Accounts payable                                                          $  2,684,838       $  1,769,665
     Accrued liabilities
         Compensation payable                                                     2,028,783            509,677
         Accrued clinical study and research costs                                  603,048            152,352
         Accrued health and dental costs                                            101,863                  -
         Other                                                                          738              1,924
     Allowance for sales returns                                                    336,620            226,100
                                                                               ------------       ------------
                  Total current liabilities                                       5,755,890          2,659,718

Long-term liabilities                                                               649,880                  -

Shareholders' equity:
     Preferred stock -- authorized 2,000,000 shares of $.001 par value;
         none issued                                                                      -                  -
     Common stock -- authorized 28,000,000 shares of no par value: issued and outstanding 14,218,522 at June 30, 2003 and 14,156,722 at
         June 30, 2002                                                           11,393,883         11,393,883
     Additional paid-in capital                                                  62,246,918         62,096,272
     Accumulated deficit                                                        (53,198,209)       (41,520,236)
     Accumulated other comprehensive income (loss)                                        -             53,957
                                                                               ------------       ------------
                  Total shareholders' equity                                     20,442,592         32,023,876
                                                                               ------------       ------------

                                                                               $ 26,848,362       $ 34,683,594
                                                                               ============       ============